Exhibit 23.1

            Consent of Independent Registered Public Accounting Firm



     We consent to the incorporation by reference in the Registration Statements on Forms F-3 (File No. 333-14140, 333-11972 and 333-12450) and Registration
Statements on Forms S-8 (File No. 333-84180, 333-932 and 333-11648) of Attunity Ltd. of our report dated March 11, 2004 with respect to the consolidated financial statements of Attunity Ltd. included in this Annual Report on Form 20-F/A for the year ended December 31, 2003.





                                             /s/Kost Forer Gabbay and Kasierer
                                             ---------------------------------
Tel-Aviv, Israel                             KOST FORER GABBAY & KASIERER
November 21, 2004                            A member of Ernst & Young Global